UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2016, Exterran Corporation (“Exterran” or the “Company”) announced the resignation of Jon C. Biro, the Company’s Senior Vice President and Chief Financial Officer from that position effective as of that day. Mr. Biro will assist the Company as needed in transitioning his responsibilities through the remainder of 2016.

Exterran today also announced that its Board of Directors has appointed David Barta to serve as the Company’s Senior Vice President and Chief Financial Officer. Mr. Barta will join Exterran as Senior Vice President and Chief Financial Officer Designate on November 7, 2016, and will assume the role of Chief Financial Officer immediately after the Company files its Form 10-K/A for the year ended December 31, 2015 and Form 10-Qs for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016. Mr. Barta, age 54, served as Senior Vice President and Chief Financial Officer of Accudyne Industries from February 2013 until joining the Company. Prior to Accudyne, he served as Chief Financial Officer of Cooper Industries from May 2010 until the sale of that company in November 2012. Mr. Barta joined Cooper from Regal Beloit Corporation, where he served as Chief Financial Officer for six years. Prior to Regal Beloit, he spent nine years with Newell Rubbermaid, serving in a variety of financial management positions. Mr. Barta began his career with Beatrice Foods. He earned a Bachelor of Science in Accounting from Indiana University, and subsequently earned a Juris Doctor and Master of Business Administration, also at Indiana University. Mr. Barta is also a Certified Management Accountant and Certified Financial Manager. During the period Mr. Barta is Chief Financial Officer Designate, Raymond Carney, the Company’s Chief Accounting Officer, will function as principal financial officer for reporting purposes.

Exterran has entered into an employment letter with Mr. Barta pursuant to which he will receive an annual base salary of $435,000 and be eligible to receive short and long term incentive awards, in each case in the Board’s or designated committee of the Board’s sole discretion and based on performance objectives determined by the Board or such designed committee. Mr. Barta’s initial short term incentive target will be 75% of his base salary beginning in 2017, and his long-term incentive award target will be $800,000 which may be comprised of restricted stock, stock options, performance shares, and/or phantom stock/units. In connection with his appointment, Mr. Barta will receive a one-time cash payment of $350,000, and the Compensation Committee intends to grant Mr. Barta a one-time restricted stock grant equal to $750,000 following completion of the Company’s restatement, such shares to vest ratably over three years beginning on the first anniversary of Mr. Barta’s employment. Mr. Barta will also enter into an Indemnification Agreement, a Severance Agreement and a Change of Control Agreement, each on substantially the same terms as the Company’s other similarly situated officers, and be entitled to participate in the Company’s benefit programs available to similarly situated officers of the Company.

There are no arrangements or understandings between Mr. Barta and any other person(s) pursuant to which he was appointed the Company’s Senior Vice President and Chief Financial Officer Designate. There is no family relationship between Mr. Barta and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any related-party transactions with Mr. Barta that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Item 7.01.	Regulation FD Disclosure.

On October 31, 2016, the Company issued a press release announcing Mr. Biro’s departure and Mr. Barta’s appointment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. This exhibit is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of  Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Valerie L. Banner
Valerie L. Banner
Vice President and General Counsel
Date: October 31, 2016

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 31, 2016

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